Exhibit 10.11

[●], 2021

Gardiner Healthcare Acquisitions Corp.

3107 Warrington Road

Shaker Heights, OH 44210

Ladies and Gentlemen:

Gardiner Healthcare Acquisitions Corp. (the “Company”), a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned hereby commits that it will purchase an aggregate of 3,337,500 warrants of the Company (“Private Warrants”) (or 3,632,813 Private Warrants if the underwriters’ over-allotment option is exercised in full), at a price of $1.00 per Private Warrant for an aggregate purchase price of $3,337,500 (or $3,632,813 if the underwriters’ over-allotment option is exercised in full) (the “Private Warrant Purchase Price”).

At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned will cause the Private Warrant Purchase Price to be delivered to Reed Smith LLP as escrow agent, by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Warrants shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, Continental Stock Transfer & Trust Company (“Continental”) shall deposit $2,325,000 (or $2,620,314 if the underwriters’ over-allotment option is exercised in full) of the Private Warrant Purchase Price, without interest or deduction, into the trust account (“Trust Account”) established by the Company for the benefit of the Company’s public stockholders and the remaining $1,012,500 shall be used by the Company for working capital, each as described in the Registration Statement.

Each of the Company and the undersigned acknowledges and agrees that Reed Smith LLP is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Warrants.

Additionally, the undersigned agrees:

●	not to propose, or vote in favor of, prior to or unrelated to an initial Business Combination, an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s shares of common stock sold in the IPO if the Company does not complete an initial Business Combination within 12 months (or up to 18 months, if the time to complete a Business Combination is extended as described in the prospectus) from the closing of the IPO, unless the Company provides the holders of shares of common stock sold in the IPO with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding shares of common stock sold in the IPO;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Warrants (but will participate in liquidation distributions with respect to any units or common stock purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Private Warrants and underlying securities will not be transferable until 30 days after the consummation of a Business Combination except (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors and any members or affiliates of the Company’s co-sponsors, (ii) by gift to a member of an individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the Private Warrants were originally purchased, (vi) in the event of the Company’s liquidation prior to the completion of its initial Business Combination, (vii) by virtue of the laws of Delaware or Gardiner Healthcare Holdings, LLC’s limited liability company agreement upon dissolution of Gardiner Healthcare Holdings, LLC, or (viii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clauses (vi) and (viii)) where the transferee agrees to the terms of the transfer restrictions; and

●	the Private Warrants will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned acknowledges and agrees that the purchaser of the Private Warrants will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter.

The undersigned also acknowledges to be bound by the terms of the private warrants described in the warrant agreement between the Company and Continental that will be executed in connection with the Company’s IPO.

The undersigned hereby represents and warrants that:

(a)               it has been advised that the Private Warrants have not been registered under the Securities Act;

(b)               it will be acquiring the Private Warrants for its account for investment purposes only;

(c)               it has no present intention of selling or otherwise disposing of the Private Warrants in violation of the securities laws of the United States;

(d)               it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(e)               it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)                it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)               it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)               this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Warrants, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

GARDINER HEALTHCARE HOLDINGS, LLC

By:
Name:
Title:

Accepted and Agreed:

GARDINER HEALTHCARE ACQUISITIONS CORP.

By:
Name: Marc F. Pelletier
Title: Chief Executive Officer

[Signature Page to Private Placement Warrants Purchase Agreement]

Exhibit A

Wire Instructions